UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 29, 2022 (August 23, 2022)

Trinity Place Holdings Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-08546	22-2465228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

340 Madison Avenue, New York, New York 10173

(Address of Principal Executive Offices) (Zip Code)

(212) 235-2190

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.01 Par Value Per Share	TPHS	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in the Current Report on Form 8-K filed on August 17, 2021 by Trinity Place Holdings Inc. (the “Company”), on August 11, 2022, the management and the audit committee of the board of directors (the “Audit Committee”) of the Company, in consultation with BDO USA LLP (“BDO”), the Company’s independent registered public accounting firm, determined that the Company’s previously issued financial statements and the audit report thereon, as of and for the year ended December 31, 2021, and the unaudited interim financial statements as of and for each of the quarterly periods ended June 30, 2021, September 30, 2021, December 31, 2021 and March 31, 2022 (collectively, the “Prior Period Financial Statements”), should no longer be relied upon due to an error in accounting treatment regarding the overcapitalization of internally allocated construction related costs related to the development project at 77 Greenwich Street.

Management and the Audit Committee determined that these accounting changes require a restatement of the Prior Period Financial Statements, the impacts of which are expected to principally involve a reduction of net income and total assets for certain periods (which will result in a gain on sale of condominiums in excess of the gain anticipated prior to the restatement) and other non-cash items. The restated accounts are expected to have no effect on the Company’s cumulative aggregate earnings by the end of the condominium sell-out period. As a result, the Company required additional time to evaluate its financial statements for the year ended December 31, 2021, the quarter ended March 31, 2022 and the quarter ended June 30, 2022, and did not timely file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 (the “Form 10-Q”).

On August 23, 2022, the Company received a notice (the “Notice”) from the NYSE Regulation department at the New York Stock Exchange stating that the Company was not in compliance with the NYSE American continued listing standards under the timely filing criteria established in Section 1007 of the NYSE American Company Guide because it had not timely filed the Form 10-Q with the SEC. The Notice provides that the Company has six months from its due date to file the Form 10-Q. The Notice has no immediate effect on the listing or trading of the Company’s securities. However, if the Company fails to timely regain compliance as outlined in the Notice, the Company’s securities will be subject to delisting from the NYSE American. The Company is working diligently with its independent registered public accounting firm and currently expects to file the Form 10-Q in early September and the amendments to the Annual Report on Form 10-K for the year ended December 31, 2021 and the Form 10-Q for the quarter ended March 31, 2022 as soon as practicable after the date hereof.

Item 8.01. Other Events.

On August 29, 2022, the Company issued a press release announcing its receipt of the Notice. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1       Press release, dated August 29, 2022

104       Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINITY PLACE HOLDINGS INC.

Date: August 29, 2022	/s/ Steven Kahn
Steven Kahn
Chief Financial Officer